CORPORATE RESOLUTION TO BORROW

Borrower: **Sterling Seal & Supply, Inc.**
1105 Green Grove Rd
Neptune, NJ 07753

Lender: **TRUSTBANK**
MAIN BRANCH
600 E MAIN ST
PO BOX 158
OLNEY, IL 62450

Corporation: **Sterling Seal & Supply, Inc.**
1105 Green Grove Rd
Neptune, NJ 07753

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is Sterling Seal & Supply, Inc. ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of New Jersey. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 1105 Green Grove Rd, Neptune, NJ 07753. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on ____________________, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICERS. The following named persons are officers of Sterling Seal & Supply, Inc.:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Darren DeRosa	**President/CEO**	**Y**	**X** Darren DeRosa

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, **including agreements waiving the right to a trial by jury and confessing judgment against the Corporation,** as the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: **None.**

MULTIPLE BORROWERS. The Corporation may enter into transactions in which there are multiple borrowers on obligations to Lender and the Corporation understands and agrees that, with or without notice to the Corporation, Lender may discharge or release any party or collateral securing an obligation, grant any extension of time for payment, delay enforcing any rights granted to Lender, or take any other action or inaction, without the loss to Lender of any of it rights against the Corporation; and that Lender may modify transactions without the consent of or notice to anyone other than the party with whom the modification is made.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the

Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officers named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow is dated April 21, 2020.

CERTIFIED TO AND ATTESTED BY:

DocuSigned by:

X Darren Derosa

Darren DeRosa, Director of Sterling Seal & Supply, Inc.

DocuSigned by:

X Angelo DeRosa

Angleo DeRosa, Director of Sterling Seal & Supply, Inc.

NOTE: If the officers signing this Resolution are designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

Paycheck Protection Program Promissory Note

Date: 4/21/2020
Borrower: Sterling Seal & Supply, Inc.
Note Amount: $326,100.00
Loan No.: 35313571-06
Application No.: 12568209

1. PROMISE TO PAY.

Borrower promises to pay to the order of Lender the Note Amount, plus interest on the unpaid principal balance at the Note Rate, and all other amounts required by this Note.

2. DEFINITIONS.

"Borrower" means Sterling Seal & Supply, Inc.

"CARES Act" means collectively, the Coronavirus Aid, Relief, and Economic Security Act along with any applicable regulations.

"Deferral Period" means the six (6) month period beginning on the date of this Note.

"ICA Act" means the Illinois Credit Agreements Act, 815 ILCS 160/1 *et seq.*

"Lender" means TrustBank, an Illinois chartered bank.

"Loan" means the loan evidenced by this Note.

"Maturity Date" means twenty-four (24) months from the date of this Note.

"Note Amount" means the amount set forth above under the heading "Note Amount".

"Note Rate" means an interest rate of one percent (1%) per annum and interest shall accrue on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 365 days.

"Parties" means Borrower and Lender, collectively.

"PPP" means the Paycheck Protection Program as set forth in the CARES Act.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. CONDITIONS PRECEDENT TO FUNDING OF LOAN.

Before the funding of the Loan, the following conditions must be satisfied:

A. Lender has approved the request for the Loan.

B. Lender has received approval from SBA to fund the Loan.

4. PAYMENT TERMS.

Borrower will pay this Note as follows:

A. **No Payments During Deferral Period**. There shall be no payments due by Borrower during the Deferral Period.

B. **Principal and Interest Payments**. Commencing one month after the expiration of the Deferral Period, and continuing on the same day of each month thereafter until the Maturity Date, Borrower shall pay to Lender monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the Note on the last day of the Deferral Period by the Maturity Date.

C. **Maturity Date**. On the Maturity Date, Borrower shall pay to Lender any and all unpaid principal plus accrued and unpaid interest plus interest accrued during the Deferral Period. This Note will mature on the Maturity Date.

D. **Payments.** If any payment is due on a date for which there is no numerical equivalent in a particular calendar month then it shall be due on the last day of such month. If any payment is due on a day that is not a Business Day, the payment will be made on the next Business Day. The term "Business Day" means a day other than a Saturday, Sunday or any other day on which Lender is authorized to be closed.

E. **Payment Allocation**. Payments shall be allocated among principal and interest at the discretion of Lender unless otherwise agreed or required by applicable law. Notwithstanding, in the event the Loan, or any portion thereof, is forgiven pursuant to the PPP, the amount so forgiven shall be applied to principal.

F. **Pre-Payment**. Borrower may prepay this Note at any time without payment of any premium.

5. CERTIFICATIONS.

Borrower certifies as follows:

A. Current economic uncertainty makes this Loan necessary to support the ongoing operations of Borrower.

B. Loan funds will be used to retain workers and maintain payroll or make mortgage payments, lease payments, utility payments and other qualified payments pursuant to the terms of the PPP.

C. During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under the PPP.

D. Borrower was in operation on February 15, 2020 and (i) had employees for whom it paid salaries and payroll taxes, or (ii) paid independent contractors as reported on an IRS Form 1099-Misc.

6. AGREEMENTS.

Borrower understands and agrees, and waives and releases Lender, as follows:

A. The Loan will be made under the PPP. Accordingly, it must be submitted to and approved by the SBA. There is limited funding available under the PPP and so all applications submitted will not be approved by the SBA. The Loan contemplated hereby may not be approved by the SBA.

B. Lender is participating in the emergency Paycheck Protection Program (PPP) created by the CARES Act to help businesses affected by the COVID-19 pandemic. However, Lender anticipates a high volume of applications for PPP loans, and there may be processing delays and system failures, along with other issues, that interfere with or otherwise prevent our submission of your application to the SBA. Lender does not represent or guarantee that it will submit your application before SBA funding is no longer available, or at all. You agree to forever release and waive any claims against Lender concerning failure to obtain the Loan, and you agree that Lender is not, and will not be, responsible or liable to you for any such claims, including, but not limited, to any claims concerning: (i) applications that are not submitted to the SBA until after the SBA stops approving applications, (ii) applications that are not processed or funded by the SBA, (iii) Lender's pace, manner or systems for processing or prioritizing applications, or (iv) representations made or alleged to have been made by Lender regarding the application process, the PPP, or availability of funding thereunder. You hereby acknowledge that this release and waiver applies to both existing claims and future claims that may arise in connection with your PPP application. You further agree that this release and waiver supersedes any communications, understandings and agreements by or between the Parties with regard to any of the issues set forth herein.

C. Forgiveness of the Loan is only available for principal that is used for the limited purposes that qualify for forgiveness under the PPP and SBA requirements thereunder, and that to obtain forgiveness, Borrower must request it and must provide documentation in accordance with the SBA requirements, and certify that the amounts Borrower is requesting to be forgiven qualify under the applicable requirements. Borrower also understand that Borrower shall remain responsible under the Loan for any amounts not forgiven, and that interest payable under the Loan will not be forgiven but that the SBA may pay the Loan interest on forgiven amounts.

D. Forgiveness is not automatic and Borrower must request it as discussed above. Borrower is not relying on Lender for its understanding of the requirements for forgiveness of Loan amounts, including but not limited to, Borrower's understanding of eligible expenditures, necessary records/documentation, or possible reductions in forgivable amounts under the Loan due to changes in number of employees or compensation. Rather Borrower will consult the SBA's PPP materials and requirements and its own advisors with regard to such matters.

E. The application for this Loan is subject to review and Borrower understands that it may not receive the Loan. The Loan also remains subject to availability of funds under the PPP and SBA's approval and issuance of an SBA loan number for the Loan.

7. DEFAULT.

Borrower is in default under this Note if Borrower:

A. Fails to make a payment when due under the Note or otherwise fails to comply with any provision of this Note.

B. Defaults on any other loan with Lender.

C. Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA.

D. Makes, or anyone acting on its behalf makes, a materially false or misleading representation, attestation or certification to Lender or SBA in connection with Borrower's request for this Loan under the PPP, or makes a false certification under Section 5 of this Note.

E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note.

F. Fails to pay any taxes when due.

G. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note.

H. Fails to comply with all of the provisions of this Note.

I. Becomes the subject of a proceeding under any bankruptcy or insolvency law, has a receiver or liquidator appointed for any part of its business or property, or makes an assignment for the benefit of creditors.

J. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent.

K. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

8. LENDER'S RIGHTS IF THERE IS A DEFAULT.

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note.

B. Collect all amounts owing from Borrower.

C. File suit and obtain judgment.

9. LENDER'S GENERAL POWERS.

Without notice or Borrower's consent, Lender may incur expenses to collect amounts due under this Note and enforce the terms of this Note. Among other things, such expenses may include reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance of the Loan.

10. JURY WAIVER; GOVERNING LAW AND VENUE; WHEN FEDERAL LAW APPLIES.

BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (A) ARISING UNDER THIS NOTE OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

When SBA is the holder, this Note shall be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other such purposes. By using such procedures, SBA and Lender do not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA or Lender any local or state law to deny any obligation, defeat any claim of SBA or Lender, or preempt federal law.

If the SBA is not the holder, this Note shall be governed by and construed in accordance with the laws of the State of Illinois where the main office of Lender is located. MATTERS REGARDING INTEREST TO BE CHARGED BY LENDER AND THE EXPORTATION OF INTEREST SHALL BE GOVERNED BY FEDERAL LAW (INCLUDING WITHOUT LIMITATION SECTIONS 85 AND 1831u) OF TITLE 12 OF THE UNITED STATES CODE AND THE LAW OF THE STATE OF ILLINOIS. Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by Lender in any state or federal court located in the State of Illinois, as Lender in its sole discretion may elect. Borrower submits to and accepts in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of Illinois is not a convenient forum or the proper venue for any such suit, action or proceeding. The extension of credit that is the subject of this Note is being made by Lender in Illinois. This Note is a "credit agreement" under the ICA Act, and this Note and the transactions set forth herein shall be subject to the terms and provisions of the ICA Act.

11. SUCCESSORS AND ASSIGNS.

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

12. GENERAL PROVISIONS.

A. Borrower must sign all documents necessary at any time to comply with the Loan.

B. Borrower waives all suretyship defenses.

C. Borrower's execution of this Note has been duly authorized by all necessary actions of its governing body. The person signing this Note is duly authorized to do so on behalf of Borrower.

D. This Note shall not be governed by any existing or future credit agreement or loan agreement Borrower may have with Lender. The liabilities of Borrower guaranteed pursuant to any existing or future guaranty in favor of Lender shall not include this Note. The liabilities of Borrower secured by any existing or future security instrument in favor Lender shall not include this Note.

E. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of such rights.

F. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

G. If any part of this Note is unenforceable, all other parts shall remain in effect.

H. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

I. Borrower's liability under this Note will continue with respect to any amounts SBA may pay Lender based on an SBA guarantee of this Note. Any agreement with Lender under which SBA may guarantee this Note does not create any third party rights or benefits for Borrower and, if SBA pays Lender under such an agreement, SBA or Lender may then seek recovery from Borrower of amounts paid by SBA with respect to the Loan and this Note.

J. Lender reserves the right to modify the Note Amount based on documentation received from Borrower.

13. ELECTRONIC SIGNATURES.

Borrower's electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be "written" or "in writing" or an "electronic record", (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or "printouts," if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the Parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

[Remainder of page intentionally blank]

Sterling Seal & Supply, Inc.

DocuSigned by:

By: Darren Derosa

Name: Darren Derosa

Title: President/CEO

Date : 4/21/2020

This Statement of Policy is Posted

In Accordance with Regulations of the

Small Business Administration

This Organization Practices

Equal Employment Opportunity

We do not discriminate on the ground of race, color, religion, sex, age, disablity or national origin in the hiring, retention, or promotion of employees; nor in determining their rank, or the compensation or fringe benefits paid them.

This Organization Practices

Equal Treatment of Clients

We do not discriminate on the basis of race, color, religion, sex, marital status, disability, age, or national origin in services or accommodations offered or provided to our employees, clients or guests.

These policies and this notice comply with regulations of the United States Government.

Please report violations of this policy to:

Administrator

Small Business Administration

Washington, D.C. 20416

In order for the public and your employees to know their rights under 13 C.F.R Parts 112, 113, and 117, Small Business Administration Regulations, and to conform with the directions of the Administrator of SBA, this poster must be displayed where it is clearly visible to employees, applicants for employment, and the public.

Failure to display the poster as required in accordance with SBA Regulations may be considered evidence of noncompliance and subject you to the penalties contained in those Regulations.

Esta Declaracion De Principios Se Publica

De Acuerdo Con Los Reglamentos De La

Agencia Federal Para el Desarrollo de la Pequena Empresa

Esta Organizacion Practica

Igual Oportunidad De Empleo

No discriminamos por razon de raza, color, religion, sexo, edad, discapacidad o nacionalidad en el empleo, retencion o ascenso de personal ni en la determinacion de sus posiciones, salarios o beneficios marginales.

Esta Organizacion Practica

Igualdad En El Trato A Su Clientela

No discriminamos por razon de raza, color, religion, sexo, estado civil, edad, discapacidad o nacionalidad en los servicios o facilidades provistos para nuestros empleados, clientes o visitantes.

Estos principios y este aviso cumplen con los reglamentos del Gobierno de los Estados Unidos de America.

Favor de informar violaciones a lo aqui indicado a:

Administrador
Agencia Federal Para el Desarrollo de la
Pequena Empresa
Washington, D.C. 20416

A fin de que el publico y sus empleados conozcan sus derechos segun lo expresado en las Secciones 112 , 113 y 117 del Codigo de Regulaciaones Federales No. 13, de los Reglamentos de la Agencia Federal Para el Desarrollo de la Pequena Empresa y de acuerdo con las instrucciones del Administrador de dicha agencia, esta notificacion debe fijarse en un lugar claramente visible para los empleados, solicitantes de empleo y publico en general. No fijar esta notificacion segun lo requerido por los reglamentos de la Agencia Federal Para el Desarrollo de la Pequena Empresa, puede ser interpretado como evidencia de falta de cumplimiento de los mismos y conllevara la ejecucion de los castigos impuestos en estos reglamentos.

FUNDS TRANSFER AGREEMENT

TO: **TRUSTBANK**

Gentlemen:

This corporation/bank Sterling Seal & Supply, Inc. (herein "Company") may from time to time request by means of telephone, telegraph, Telex, electronic or data transmission, or by procedures and methods other than a written check the transfer of funds from the Company's account(s) maintained at **TRUSTBANK**, Olney, Illinois (herein "Bank") to accounts at other banks and financial institutions for the credit of the Company's account or the credit of the persons or accounts designated by this Company. The Company recognizes that any such transfer of funds from its accounts other than by check may pose certain special risks, but, notwithstanding those risks, the Company has authorized such transfers subject to the conditions stated in this letter in order to induce Bank to accept orders for such transfers.

Therefore, in consideration of Bank acting upon requests for the transfer of funds, we hereby authorize Bank to:

1. Honor, execute, and charge the Company's account(s) at the Bank when such requests are received from a person identifying such person as an authorized representative (herein "Authorized Representative") of the Company as listed on the corporate resolution for this Funds Transfer Agreement and when made in accordance with the Bank's transfer procedures. The Bank shall exercise reasonable care and good faith, but, in so doing, it shall not be a requirement that Bank, upon receipt of requests for transfers of funds under this agreement from individuals representing themselves to be Authorized Representatives, investigate the truthfulness of such persons' representations or their authority to make such requests. The Bank may transfer funds from specified company account(s) with the Bank to any other specified company or third-party account, whether such accounts are with the Bank or other banks.

2. Record (if Bank so elects, but Bank shall not be required to do so) all telephone instructions received by the Bank's Wire Transfer Department from the Company and retain the recordings for a reasonable period of time after such request.

3. Act upon transfer requests on the date received prior to the daily deadline established by the Bank for the receipt of such requests for the transfer of funds and use any means for the transmission of the funds as deemed appropriate by the Bank.

4. Transfer funds according to predetermined criteria established in written instructions to the Bank that have been signed by an Authorized Representative.

5. Verify the authenticity of any transfer request (but Company does not require the Bank to do so) by calling an Authorized Representative. Where there is more than one Authorized Representative designated by the corporate resolution, the Bank may contact an Authorized Representative other than the Authorized Representative who made such transfer request. Company agrees that it shall not be necessary that Bank establish a special test key for telegraphic and electronic orders received from the Company or a test code for oral orders, but Company agrees Bank may do so at any time if it chooses.

6. Refuse to honor any transfer request if (i) the Bank has been unable to verify the authenticity of the request, or (ii) if, in the Bank's sole discretion, the transfer request has been improperly initiated in accordance with this agreement or the Bank's procedures, or (iii) if the amount requested to be transferred would exceed the Company's available account balances. Notwithstanding anything herein to the contrary, the Bank shall make a timely and reasonable attempt to notify the Company of its refusal to execute the transfer.

7. IT IS UNDERSTOOD THAT FUNDS TRANSFERS PURSUANT TO THIS AGREEMENT ARE PROVIDED BY BANK AS A SERVICE TO THE COMPANY, AND IN CONSIDERATION OF SUCH SERVICE, COMPANY:

A. Releases the Bank and agrees to indemnify and hold it harmless from liability for claims, damages, losses, and expenses, including reasonable attorney fees, claimed by the Company or any third party arising out of or in connection with any transfer of funds pursuant to this agreement, the Company's Release and Indemnity obligations to Bank to include, but not be limited to (i) damage arising as a result of Bank's failure or delay in making any transfer of funds because of electronic, mechanical, or other technical difficulties; because of matters not reasonably within the control of Bank, or because of Bank's attempt to verify a request for a transfer; or resulting from delays in posting entries to Company's account(s) and (ii) damages arising as a result of a funds transfer made upon the authorization of an individual representing himself to be an Authorized Representative at the time of such transfer if the Bank has acted in good faith and with reasonable care. Company agrees that, in order for Bank to discharge its obligation to act in good faith and with reasonable care, it shall not be necessary that Bank establish a special test key for telegraphic orders or a test code for oral orders for the transfer of funds.

B. Agrees to report in writing any discrepancies between the Company's records of fund transfers and the Bank's records promptly following receipt by Company of Daily Advices confirming transfers and, in no event, later than thirty (30) days after the account statement date disclosing such discrepancy. The failure to notify Bank of any discrepancy within the thirty-day period following the account statement date will relieve the Bank from any liability with respect to claims, losses, and other damages arising from any request or order for transfer of funds pursuant to this agreement.

C. Agrees that Bank may charge the appropriate account of Company any direct charges incurred by Bank in connection with fund transfers.

D. Agrees that Bank's liability, if any, for violating the standard of care herein established for Bank shall be limited to actual damages, and Bank shall not be liable for indirect, consequential, or punitive or exemplary damages. All lawsuits against Bank for violation of this agreement must be commenced not later than six (6) months after the occurrence of the act or omission giving rise to the claim.

E. Agrees that Bank may continue to accept instructions from any Authorized Representative until Bank has received notice in writing from Company terminating such person's authority. Other persons who became Authorized Representatives by reason of being elected to an office of Company may be authorized to act on behalf of Company pursuant to this agreement by a current Certificate of Incumbency duly issued by the Secretary or Assistant Secretary of this Company. Other persons who are not officers of the Company may only be authorized to effect fund transfers by resolution of the Board of Directors of Company duly certified by the Secretary or Assistant Secretary of Company.

F. Agrees that Bank may amend or modify this agreement by giving Company written notice of such amendment or modification, any such amendment or modification to be effective on and after the date Company receives the same.

ACCEPTED and AGREED to:

Name of Corporation/Bank Sterling Seal & Supply, Inc.

by DocuSigned by: Darren Durosa President/CEO

Date 4/21/2020 (Title)

FIRST - BANK COPY SECOND - CUSTOMER COPY

DocuSign SECURED

Certificate Of Completion

Envelope Id: F8D8697D47DF4FDDA916DBEC9EBE38FE

Status: Completed

Subject: Please DocuSign: Paycheck Protection Program Loan Documents

Source Envelope:

Document Pages: 13	Signatures: 5	Envelope Originator:
Certificate Pages: 5	Initials: 0	Brooke Bailey
AutoNav: Enabled		brooke.bailey@trustbank.net
EnvelopeId Stamping: Enabled		IP Address: 66.186.101.2
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		

Record Tracking

Status: Original 4/21/2020 10:55:46 AM	Holder: Brooke Bailey brooke.bailey@trustbank.net	Location: DocuSign

Signer Events	Signature	Timestamp
Brooke Bailey brooke.bailey@trustbank.net President TrustBank Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	**Completed** Using IP Address: 66.186.101.2	Sent: 4/21/2020 10:59:41 AM Viewed: 4/21/2020 10:59:50 AM Signed: 4/21/2020 11:00:48 AM
Darren Derosa dderosa@sterlingseal.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 4/21/2020 11:03:29 AM ID: cb67f61e-5e51-477a-80ca-ec7dcf870c4f	DocuSigned by: Darren Derosa E0E03BC547B3421... Signature Adoption: Pre-selected Style Using IP Address: 74.102.66.26	Sent: 4/21/2020 11:00:50 AM Viewed: 4/21/2020 11:03:29 AM Signed: 4/21/2020 11:03:41 AM
Angelo DeRosa a.derosa@sterlingseal.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 4/21/2020 11:05:53 AM ID: 1c4020cb-eb47-49ea-88f7-6eab1ddf833e	DocuSigned by: Angelo DeRosa 6FBF0263E490449... Signature Adoption: Pre-selected Style Using IP Address: 74.102.66.26	Sent: 4/21/2020 11:03:44 AM Viewed: 4/21/2020 11:05:53 AM Signed: 4/21/2020 11:06:20 AM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	4/21/2020 11:03:44 AM
Certified Delivered	Security Checked	4/21/2020 11:05:53 AM
Signing Complete	Security Checked	4/21/2020 11:06:20 AM
Completed	Security Checked	4/21/2020 11:06:20 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, TrustBank (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact TrustBank:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:
To contact us by email send messages to: loans@trustbank.net

To advise TrustBank of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at loans@trustbank.net and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from TrustBank

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to loans@trustbank.net and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with TrustBank

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to loans@trustbank.net and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system.

By selecting the check-box next to 'I agree to use electronic records and signatures', you confirm that:

- You can access and read this Electronic Record and Signature Disclosure; and
- You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and
- Until or unless you notify TrustBank as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by TrustBank during the course of your relationship with TrustBank.